LivePerson Announces Second Quarter 2025 Financial Results

-- Total Revenue of $59.6 million, at the high-end of our guidance range --

-- Adjusted EBITDA above the high-end of our guidance range --

NEW YORK, August 11, 2025 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” the “Company”, “we” or “us”), a leading provider of trusted enterprise conversational AI and outcome-driven digital transformation, today announced financial results for the second quarter ended June 30, 2025.

Second Quarter Highlights

Total revenue was $59.6 million for the second quarter of 2025, a decrease of 25.4% as compared to the same period last year, driven primarily by customer cancellations and downsells.

LivePerson signed 38 deals in total for the second quarter, consisting of 35 existing and 3 new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer (ARPC) increased 4.0% for the second quarter to $655,000, up from approximately $630,000 for the comparable prior-year period. ARPC is calculated using only recurring revenue, which is consistent with the revenue base for calculating Net Revenue Retention.

“In the second quarter, we took a decisive step to strengthen our financial foundation by securing a refinancing agreement that significantly deleverages our balance sheet and provides a clear runway to execute our strategy. This action complements our continued execution, highlighted by a 45% sequential increase in conversations powered by our Generative AI suite and our deepened strategic partnership with Google Cloud. With a stronger capital structure in place and accelerating innovation, we are well-positioned to drive commercial execution," said John Sabino, LivePerson’s CEO.

“Today’s transaction represents the successful culmination of our multi-year strategy to deleverage the balance sheet,” said John Collins, CFO and COO. “This exchange captures $181 million of debt discount that accretes to shareholders, deleverages the balance sheet by $226 million, and extends LivePerson’s runway through 2029. In sum, we believe this exchange shifts a greater proportion of enterprise value to shareholders, and provides the company with time to execute its strategy, reinforcing its position as a long-term strategic partner to customers, and creating runway to further enhance value for shareholders.”

Customer Expansion

During the second quarter, the Company signed 38 total deals for the quarter, including 35 expansion and renewals and 3 new logo deals. Expansions and renewals included:
•A global financial services company;
•A major European retailer;
•One of Australia’s largest retail groups; and
•A leading U.S. health plan provider.
New logos included:
•A European digital marketing agency.

Net (Loss) Income, Adjusted Operating (Loss) Income and Adjusted EBITDA

Net loss for the second quarter of 2025 was $15.7 million or $0.17 per share, as compared to net income of $41.8 million or $0.47 per share for the second quarter of 2024. This change is primarily driven by a $73.1 million gain on the extinguishment of debt in the second quarter of 2024. Adjusted operating loss, a non-GAAP financial metric, for the second quarter of 2025 was $2.7 million, as compared to adjusted operating income of $0.5 million for the second quarter of 2024. Adjusted operating (loss) income excludes provision for income taxes, interest expense, interest income, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, loss on divestiture, and other income, net.

Adjusted EBITDA, a non-GAAP financial measure, for the second quarter of 2025 was $2.9 million as compared to adjusted EBITDA of $8.2 million for the second quarter of 2024. Adjusted EBITDA excludes interest expense, interest income, provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, loss on divestiture, and other income, net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $162.0 million at June 30, 2025, as compared to $183.2 million at December 31, 2024.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including interest expense, interest income, provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, loss on divestiture, and other income, net, which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

For the third quarter of 2025, we currently expect total revenue to range from $56 million - $59 million or (25)% to (21)% year over year. We currently expect recurring revenue to represent 93% of total revenue. For the third quarter of 2025, we currently expect adjusted EBITDA to range from $(4) million to $(2) million, or a margin of (7.1)% to (3.4)%.

For the full year 2025, we currently expect total revenue to range from $230 million - $240 million or (26)% to (23)% year over year. In addition, we currently expect recurring revenue to represent 93% of total revenue. For the full year 2025, we currently expect adjusted EBITDA to range from $(3) million to $7 million, or a margin of (1.3)% to 2.9%.

Third Quarter 2025

Guidance
Revenue (in millions)	$56 - $59
Revenue growth (year-over-year)	(25)% - (21)%
Adjusted EBITDA (in millions)	$(4) - $(2)
Adjusted EBITDA margin (%)	(7.1)% - (3.4)%

Full Year 2025

Guidance
Revenue (in millions)	$230 - $240
Revenue growth (year-over-year)	(26)% - (23)%
Adjusted EBITDA (in millions)	$(3) - $7
Adjusted EBITDA margin (%)	(1.3)% - 2.9%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
Revenue:
Hosted services	$50,321	$67,316	$105,455	$138,811
Professional services	9,279	12,559	18,845	26,213
Total revenue	$59,600	$79,875	$124,300	$165,024

Supplemental Second Quarter 2025 Presentation
LivePerson will post a presentation providing supplemental information for the second quarter of 2025 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its second quarter of 2025 financial results during a teleconference today, August 11, 2025, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13754664.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call until August 25, 2025. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or

1-412-317-6671 (international). Please reference the conference ID “13754664.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is a leader in trusted enterprise conversational AI and digital transformation. The world's leading brands — including HSBC and Virgin Media — use our award-winning LivePerson platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing uniquely rich data analytics and safety tools to unlock the power of conversational AI for better business outcomes. Fast Company named LivePerson the #1 Most Innovative AI Company in the world. Learn more at liveperson.com.

Non-GAAP Financial Measures

Investors are cautioned that the following financial measures used in this press release and on our earnings call are “non-GAAP financial measures”: (i) adjusted EBITDA, or net (loss) income before interest expense, interest income, provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, loss on divestiture, and other income, net; (ii) adjusted EBITDA margin, or net (loss) income before interest expense, interest income, provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, loss on divestiture, and other income, net, divided by revenue; (iii) adjusted operating (loss) income, or net (loss) income before provision for income taxes, interest expense, interest income, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, gain on debt extinguishment, loss on divestiture, other income, net; (iv) free cash flow, or net cash used in operating activities less purchases of property and equipment, including capitalized software; (v) non-GAAP cost of revenue, or cost of revenue excluding stock based compensation and IT transformation costs; (vi) non-GAAP sales and marketing expenses, or sales and marketing expenses excluding stock based compensation and leadership transition costs; (vii) non-GAAP general and administrative expenses, or general and administrative expenses excluding stock based compensation, other litigation, consulting and employee costs and leadership transition costs acquisition and divestiture costs; and (viii) non-GAAP product development expenses, or product development expenses excluding stock based compensation, leadership transition costs and IT transformation costs.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements

Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, changes to our capital structure, our ability to execute on our transformation strategy, the effects of our cost-reduction efforts and the impact of our new hires, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With respect to our financial guidance, we note that it is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: our ability to retain existing customers and cause them to purchase additional services and to attract new customers; the intensive personnel, infrastructure and resource commitment required to support our customer base; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to successfully integrate acquisitions; our ability to refinance our substantial indebtedness before it becomes due or to secure necessary additional financing on commercially reasonable terms, or at all; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third-party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy data protection and AI and increased public scrutiny of privacy, security and AI issues that could result in increased government regulation and other legal obligations; ongoing litigation and legal matters; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings or by our vendors; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third-party software for use in our products and services, and our ability to successfully integrate third-party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange; and other factors described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 8, 2025. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amount)
unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$59,600	$79,875	$124,300	$165,024
Costs, expenses and other:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	18,038	16,432	36,256	40,887
Sales and marketing	19,888	25,733	43,373	54,963
General and administrative	7,945	24,415	24,729	46,009
Product development	13,843	19,674	29,877	44,309
Depreciation and amortization expense	5,758	11,396	11,576	23,838
Impairment of goodwill	—	—	—	3,627
Impairment of intangibles and other assets	—	8,347	—	10,568
Loss on divestiture	—	558	—	558
Restructuring costs	561	3,119	1,866	6,428
Total costs, expenses and other	66,033	109,674	147,677	231,187
Loss from operations	(6,433)	(29,799)	(23,377)	(66,163)
Other (expense) income, net:
Interest expense	(7,866)	(2,051)	(15,344)	(2,752)
Interest income	1,493	1,214	2,950	3,247
Gain on debt extinguishment	—	73,083	—	73,083
Other (expense) income, net	(2,520)	606	5,967	369
Total other (expense) income, net	(8,893)	72,852	(6,427)	73,947
(Loss) income before provision for income taxes	(15,326)	43,053	(29,804)	7,784
Provision for income taxes	384	1,258	39	1,620
Net (loss) income	$(15,710)	$41,795	$(29,843)	$6,164

Net (loss) income per share of common stock:
Basic	$(0.17)	$0.47	$(0.32)	$0.07
Diluted	$(0.17)	$(0.33)	$(0.37)	$(0.70)

Weighted-average shares used to compute net (loss) income per share:
Basic	94,148,335	88,708,514	92,866,754	88,396,816
Diluted	94,148,335	94,978,234	95,316,548	94,973,001

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
unaudited

	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES:
Net (loss) income	$(29,843)	$6,164
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Stock-based compensation expense	8,969	13,458
Depreciation	11,165	15,939
Change in operating lease right-of-use assets	(25)	3,886
Amortization of purchased intangible assets and finance leases	411	7,899
Amortization of debt issuance costs and accretion of debt discount	3,727	1,343
Impairment of goodwill	—	3,627
Impairment of intangibles and other assets	—	10,568
Gain on debt extinguishment	—	(73,083)
Change in fair value of warrants	(5,825)	—
Interest expense	7,653	1,681
Allowance for credit losses	(185)	8,928
Loss on divestiture	—	558
Deferred income taxes	165	199
Changes in operating assets and liabilities:
Accounts receivable	5,720	16,247
Prepaid expenses and other assets	(26,172)	8,720
Contract acquisition costs	4,175	7
Accounts payable, accrued expenses and other current liabilities	7,226	(36,946)
Deferred revenue	(2,136)	(2,269)
Other liabilities	203	(3,758)
Net cash used in operating activities	(14,772)	(16,832)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(6,895)	(16,457)
Purchases of intangible assets	(1,052)	(1,259)
Net cash used in investing activities	(7,947)	(17,716)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock in connection with the exercise of options and employee stock purchase plan	471	180
Principal payments for financing leases	(27)	(353)
Proceeds from issuance of senior notes	—	50,000
Payment of debt issuance costs	—	(4,231)
Payments on repurchase of 2024 convertible senior notes	—	(72,492)
Payments on repurchase of 2026 convertible senior notes	—	(4,901)
Net cash provided by (used in) financing activities	444	(31,797)
Effect of foreign exchange rate changes on cash and cash equivalents	1,001	(623)
Net decrease in cash and cash equivalents	(21,274)	(66,968)
Cash and cash equivalents - beginning of year	183,237	212,925
Cash and cash equivalents - end of period	$161,963	$145,957

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA:
GAAP net (loss) income	$(15,710)	$41,795	$(29,843)	$6,164
Add/(less):
Interest expense	7,866	2,051	15,344	2,752
Interest income	(1,493)	(1,214)	(2,950)	(3,247)
Provision for income taxes	384	1,258	39	1,620
Depreciation	5,578	7,714	11,165	15,939
Amortization of purchased intangibles and finance leases	180	3,682	411	7,899
Litigation, consulting and other employee costs	(1,337)	5,925	3,832	9,694
Restructuring costs	561	3,119	1,866	6,428
Stock-based compensation expense	4,260	5,900	8,969	13,458
Change in fair value of warrants	2,999	—	(5,825)	—
Impairment of goodwill	—	—	—	3,627
Impairment of intangibles and other assets	—	8,347	—	10,568
Leadership transition costs	—	1,682	—	3,071
Working capital adjustment - Kasamba	—	—	—	1,776
IT transformation costs	110	202	220	910
Acquisition and divestiture costs	—	878	—	920
Gain on debt extinguishment	—	(73,083)	—	(73,083)
Loss on divestiture	—	558	—	558
Other income, net	(479)	(606)	(142)	(369)
Adjusted EBITDA	$2,919	$8,208	$3,086	$8,685

Reconciliation of Adjusted Operating (Loss) Income:
(Loss) income before provision for income taxes	$(15,326)	$43,053	$(29,804)	$7,784
Add/(less):
Interest expense	7,866	2,051	15,344	2,752
Interest income	(1,493)	(1,214)	(2,950)	(3,247)
Amortization of purchased intangibles and finance leases	180	3,682	411	7,899
Litigation, consulting and other employee costs	(1,337)	5,925	3,832	9,694
Restructuring costs	561	3,119	1,866	6,428
Stock-based compensation expense	4,260	5,900	8,969	13,458
Change in fair value of warrants	2,999	—	(5,825)	—
Impairment of goodwill	—	—	—	3,627
Impairment of intangibles and other assets	—	8,347	—	10,568
Leadership transition costs	—	1,682	—	3,071
Working capital adjustment - Kasamba	—	—	—	1,776
IT transformation costs	110	202	220	910
Acquisition and divestiture costs	—	878	—	920
Gain on debt extinguishment	—	(73,083)	—	(73,083)
Loss on divestiture	—	558	—	558
Other income, net	(479)	(606)	(142)	(369)
Adjusted operating (loss) income	$(2,659)	$494	$(8,079)	$(7,254)

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Calculation of Free Cash Flow:
Net cash used in operating activities	$(11,676)	$(17,931)	$(14,772)	$(16,832)
Purchases of property and equipment, including capitalized software	(3,136)	(4,956)	(6,895)	(16,457)
Total Free Cash Flow	$(14,812)	$(22,887)	$(21,667)	$(33,289)

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

GAAP cost of revenue (1)	$18,038	$18,218	$16,526	$19,983	$16,432
Stock based compensation	(203)	(186)	(198)	(251)	(288)
IT transformation costs	(110)	(110)	(110)	(185)	(202)
Non-GAAP cost of revenue	$17,725	$17,922	$16,218	$19,547	$15,942

GAAP sales and marketing expenses (1)	$19,888	$23,485	$20,281	$22,093	$25,733
Stock based compensation	(1,059)	(1,378)	(903)	(2,182)	(1,854)
Leadership transition costs	—	—	—	(33)	(423)
Non-GAAP sales and marketing expenses	$18,829	$22,107	$19,378	$19,878	$23,456

GAAP general and administrative expenses (1)	$7,945	$16,784	$16,090	$17,662	$24,415
Stock based compensation	(1,755)	(1,773)	(948)	(1,725)	(2,318)
Other litigation, consulting and employee costs	1,546	(5,169)	(2,029)	(5,253)	(5,925)
Leadership transition costs	—	—	195	(41)	(785)
Acquisition and divestiture costs	—	—	—	—	(878)
Non-GAAP general and administrative expenses	$7,736	$9,842	$13,308	$10,643	$14,509

GAAP product development expenses (1)	$13,843	$16,034	$17,292	$18,184	$19,674
Stock based compensation	(1,243)	(1,372)	(1,107)	(1,217)	(1,440)
Other litigation, consulting and employee costs	(209)	—	—	—	—
Leadership transition costs	—	—	—	(48)	(474)
Non-GAAP product development expenses	$12,391	$14,662	$16,185	$16,919	$17,760

(1) GAAP amounts have been adjusted to remove depreciation and amortization expense as those are now presented separately in the Condensed Consolidated Statements of Operations for each period.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$161,963	$183,237
Accounts receivable, net	23,505	28,737
Prepaid expenses and other current assets	46,158	19,250
Total current assets	231,626	231,224
Property and equipment, net	95,904	100,557
Contract acquisition costs, net	30,296	33,559
Intangible assets, net	15,547	15,070
Goodwill, net	226,669	222,554
Deferred tax assets, net	4,476	4,411
Other assets	523	403
Total assets	$605,041	$607,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,903	$15,378
Accrued expenses and other current liabilities	72,381	66,582
Deferred revenue	57,154	57,980
Total current liabilities	141,438	139,940
Convertible senior notes	537,866	527,070
Deferred tax liabilities	3,702	3,542
Other liabilities	4,447	4,542
Total liabilities	687,453	675,094
Commitments and contingencies
Total stockholders’ equity	(82,412)	(67,316)
Total liabilities and stockholders’ equity	$605,041	$607,778

Investor Relations contact
ir-lp@liveperson.com